Exhibit 99.1

RGS Energy Completes $3.3 Million Registered Offering of Common Stock and Warrants

DENVER, CO, April 3, 2019 – RGS Energy (OTCQX: RGSE), the exclusive worldwide manufacturer of the visually stunning POWERHOUSE™ Solar Shingle System, has completed the previously announced $3.3 million registered offering of (A) 15,938,280 “Primary Units,” each consisting of one share of Class A common stock, par value $0.0001, or “Common Stock,” and a Series R Warrant to purchase one share of Common Stock, and (B) 1,430,141 “Alternative Units,” each consisting of one prepaid Series S Warrant to purchase one share of Common Stock and a Series R Warrant to purchase one share of Common Stock. The investors paid $0.19 for each Primary Unit and $0.18 for each Alternative Unit at closing, for aggregate gross proceeds of approximately $3.3 million.

“You may recall that we mentioned during the third quarter conference call that because we started our POWERHOUSE™ business from scratch, the first few quarters would be bumpy until we could achieve an equilibrium between our demand and supply,” said Dennis Lacey, RGS Energy’s CEO. “Our commercial launch coincided with the historically slow season for solar system sales in the first quarter, so it has been challenging. However, we have over 250 local roofers in our system, recently won ‘Best Energy Efficient Product’ award for POWERHOUSE™ at NAHB IBS, and expect to do better as we enter the historically busy season for solar system sales. Our less than expected start to 2019 made it necessary for us to raise additional capital. We appreciate the support of our shareholders.”

The Series R Warrants are exercisable immediately after issuance at an exercise price of $0.20 per share and for a period of five years thereafter. The Series S Warrants are exercisable immediately after issuance and for a period of five years thereafter at an exercise price of $0.19 per share, of which $0.18 per share was paid at closing with $0.01 per share payable upon exercise of the Series S Warrant. The warrants will not be separately listed for trading. The terms of the transaction and the warrants are described in the Current Report on Form 8-K filed by RGS Energy on April 2, 2019.

After RGS Energy pays the placement agent fees and estimated offering expenses, RGS Energy expects to receive net proceeds of approximately $2.9 million.

Dawson James Securities, Inc. served as exclusive placement agent in the offering.

The shares of Class A common stock, the Series R Warrants and the Series S Warrants were, and the shares of Class A common stock issuable upon exercise of the warrants will be, offered pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). The prospectus supplement relating to the offering was filed with the SEC on April 2, 2019 and is available on www.sec.gov.

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About RGS Energy

RGS Energy (OTCQX: RGSE) is America’s Original Solar Company and exclusive manufacturer of POWERHOUSE™, an innovative in-roof solar shingle using technology developed by The Dow Chemical Company.

For more information, visit RGSEnergy.com and RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites and the websites referred to above in this press release is not incorporated by reference into this press release.

RGS Energy is the company’s registered trade name. RGS Energy files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding RGS Energy’s statements regarding business strategy and anticipated use of net proceeds from the unit offering described herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide RGS Energy’s current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “plan,” “future,” “may,” “will,” “expect,” “hypothetical,” “believe” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: RGS Energy’s ability to implement its growth strategy, achieve its target level of sales, generate cash flow from operations, and achieve break-even and better results; RGS Energy’s ability to successfully commercialize POWERHOUSE™ 3.0; the adequacy of, and access to, capital necessary to commercialize POWERHOUSE™ 3.0; the use of net proceeds from the unit offering described herein; and other risks and uncertainties included in the Company’s filings with the SEC.

You should read the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2018, June 30, 2018 and September 30, 2018, and the risk factors included in the Current Report on Form 8-K to which this press release is an exhibit, each of which has been filed with the SEC, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

Investor Relations Contact:

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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